UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2018

ALJ Regional Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37689	13-4082185
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

244 Madison Avenue, PMB #358 New York, NY		10016
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 883-0083

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 Entry into a Material Definitive Agreement

Entry into Employment Agreement with Marc Reisch

On March 12, 2018, the Company’s wholly owned subsidiary, Phoenix Color Corp. (“Phoenix”) entered into an Employment Agreement (the “New Agreement”) with Marc Reisch, Chairman of Phoenix. In connection with the entry into the New Agreement, the previous employment agreement, dated August 14, 2015 (the “Old Agreement”), was superseded and terminated. Pursuant to the New Agreement, Mr. Reisch’s term was extended from December 31, 2018 to December 31, 2021. Additional material terms changed by the New Agreement as compared to the Old Agreement include: (i) Mr. Reisch’s incentive bonus structure, which was increased to 10% of pre-bonus EBITDA of Phoenix in excess of $20,000,000, with a step down to 5% of pre-bonus EBITDA of Phoenix in excess of $27,000,000; (ii) Mr. Reisch’s severance payments in the event of termination without cause, by Mr. Reisch for good reason, or in connection with a change in control of Phoenix; and (iii) the introduction of a clawback provision in the event of a material restatement, revision or change to Phoenix’s financial statements requiring a recalculation of EBITDA for any particular fiscal year of the Company.

The foregoing description of the New Agreement is qualified in its entirety by the text of the New Agreement, a copy of which is attached as Exhibit 10.1 hereto.

ITEM 1.02 Termination of a Material Definitive Agreement

As described in Item 1.01 of this Current Report, the Company’s wholly owned subsidiary Phoenix and Mr. Reisch have entered into the New Agreement that supersedes the Old Agreement between them. To the extent required by Item 1.02 of Form 8-K, the information contained or incorporated by reference in Item 1.01 of this Current Report regarding the New Agreement is incorporated by reference in this Item 1.02. Additionally, to the extent required by Item 1.02 of Form 8-K, the following are incorporated by reference in this Item 1.02 pursuant to General Instruction B.3 of Form 8-K:

-	the Old Agreement, a copy of which was filed as Exhibit 10.4 to our Registration Statement on Form 10-12B/A with the Securities and Exchange Commission (the “SEC”) on March 28, 2016; and
-

the description of the prior employment agreement under the heading “Executive Compensation – Employment Arrangements with Named Executive Officers and Other Key Employees – Named Executive Officers – Marc Reisch” in the Company’s Annual Report on Form 10-K, filed with the SEC on December 19, 2017.

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

To the extent required by Item 5.02 of Form 8-K, the information contained or incorporated by reference in Item 1.01 of this Current Report regarding the New Agreement is incorporated by reference in this Item 5.02.

ITEM 8.01 Other Events

On December 29, 2017, the Company’s wholly owned subsidiary, Floors-N-More, LLC, d/b/a Carpets N’ More (“Carpets”), entered into the First Amendment to Employment Agreement (the “Chesin Amendment”) with Steve Chesin, Chief Executive Officer of Carpets, which amended certain provisions of the Employment Agreement dated April 14, 2014 between Carpets and Mr. Chesin (the “Original Chesin Agreement”). Among other changes, the Chesin Amendment amended the Original Chesin Agreement as follows:

(i)	Mr. Chesin’s term was extended to continue until January 1, 2019;
(ii)

Mr. Chesin is eligible to receive incentive compensation in the amount of the sum of (A) 5% of pre-bonus EBITDA of Carpets in excess of $1,500,000 and less than $5,000,000 and (B) 2.5% of pre-bonus EBITDA of Carpets in excess of $5,000,000; and

(iii)

In the event of termination by Carpets without cause or by Mr. Chesin for good reason, Mr. Chesin will receive (i) any base salary earned but not paid and (ii) severance payments in the amount of (a) one times base salary, to be paid in substantially equal monthly installments for the

12 month period following Mr. Chesin’s termination of employment, (b) continuation of COBRA benefits, (c) an annual bonus for the year of termination, to be paid at the time and in the manner such annual bonus would have been paid had termination not occurred and (d) any annual bonus for previous years earned but not paid.

The foregoing description is qualified in its entirety by the text of both the Original Chesin Agreement and the Chesin Amendment, copies of which are attached as Exhibits 10.2 and 10.3, respectively, hereto.

ITEM 9.01.  Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT NO.	DESCRIPTION

10.1	Employment Agreement, dated March 12, 2018, by and between Phoenix Color Corp. and Marc Reisch
10.2	Employment Agreement, dated April 14, 2014, by and between Floors-N-More, LLC and Steven Chesin
10.3	First Amendment to Employment Agreement, dated December 29, 2017, by and between Floors-N-More, LLC and Steven Chesin

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ALJ Regional Holdings, Inc.

March 13, 2018	By:	/s/ Brian Hartman
Brian Hartman
Chief Financial Officer (Principal Financial Officer)